POWER OF ATTORNEY Know all by these presents, that the undersigned Elisabeth A. Eden hereby constitutes and appoints each of James F. Moriarty and Beth W. Cooper signing singly, and with full power of substitution, as the true and lawful attorney-in-fact of the undersigned: (1) prepare, execute in the name of the undersigned and on behalf of the undersigned, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, and to serve as account administrators to manage the EDGAR account of the undersigned, enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC; (2) complete and execute for and on behalf of the undersigned, in the capacity of the undersigned as an officer and/or director of Chesapeake Utilities Corporation (the “Company”), Forms 3, 4 and 5, and any amendments thereto, required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder; (3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, and any amendments thereto, and file such forms and reports with the SEC and any stock exchange or similar authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms, conditions, provisions and statements as such attorney-in-fact may determine or approve in the discretion of such attorney-in-fact. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such substitute or substitutes to the attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any responsibilities of the undersigned to comply with Section 16 of the Securities Exchange Act of 1934, as amended. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the holdings of the undersigned and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this __13th____ day of September, 2025. /s/ Elisabeth A. Eden ____________________________ Elisabeth A. Eden Notary Public: Connie Papafio Osei /s/ Connie Papafio Osei_____ My Commission Expires: August 11, 2027